Exhibit 99.(a)(1)(F)

Reminder E-mails

One Week After Offer Commences

We have just completed week one of the GlobalOptions Group, Inc. (the “Company”) offer to exchange some or all of your eligible outstanding options for restricted stock units. The offer to exchange your eligible stock options will expire at 11:59 p.m., New York Time, on June 25, 2008, unless we extend the offer.

If you would like to participate in the offer, a properly completed and signed copy of the election form must be received via facsimile (to (212) 445-0053), e-mail (via PDF or similar imaged document file to ExchangeOffer@GlobalOptionsGroup.com), U.S. mail (or other post), Federal Express (or similar delivery service) or by hand delivery on or before 11:59 p.m., New York Time, on June 25, 2008, unless extended, by the Company at the following address:

GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, NY 10019
Attn: Exchange Offer

Only responses that are complete, signed and actually received by the Company by the deadline will be accepted. Responses submitted by any means other than those mentioned above are not permitted. If you have questions, please direct them to Rob Toro at (212) 445-6262 or ExchangeOffer@GlobalOptionsGroup.com.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Harvey W. Schiller, Ph.D.; (3) the election form; and (4) the withdrawal form. You may access these documents through the investor relations portion of the Company’s website at http://www.globaloptions.com or the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Final Week of Offer

We are entering the final week of the GlobalOptions Group, Inc. (the “Company”) offer to exchange some or all of your eligible outstanding options for restricted stock units. After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 11:59 p.m., New York Time, on June 25, 2008, unless we extend the offer.

If you would like to participate in the offer, a properly completed and signed copy of the election form must be received via facsimile (to (212) 445-0053), e-mail (via PDF or similar imaged document file to ExchangeOffer@GlobalOptionsGroup.com), U.S. mail (or other post), Federal Express (or similar delivery service) or by hand delivery on or before 11:59 p.m., New York Time, on June 25, 2008, unless extended, by the Company at the following address:

GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, NY 10019
Attn: Exchange Offer

Only responses that are complete, signed and actually received by the Company by the deadline will be accepted. Responses submitted by any means other than those mentioned above are not permitted. If you have questions, please direct them to Rob Toro at (212) 445-6262 or ExchangeOffer@GlobalOptionsGroup.com.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Harvey W. Schiller, Ph.D.; (3) the election form; and (4) the withdrawal form. You may access these documents through the investor relations portion of the Company’s website at http://www.globaloptions.com or the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Last Day of Offer (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the GlobalOptions Group, Inc. (the “Company”) offer to exchange some or all of your eligible outstanding options for restricted stock units. The offer to exchange your eligible stock options will expire at 11:59 p.m., New York Time, on June 25, 2008, unless we extend the offer.

If you would like to participate in the offer, a properly completed and signed copy of the election form must be received via facsimile (to (212) 445-0053), e-mail (via PDF or similar imaged document file to ExchangeOffer@GlobalOptionsGroup.com), U.S. mail (or other post), Federal Express (or similar delivery service) or by hand delivery on or before 11:59 p.m., New York Time, on June 25, 2008, unless extended, by the Company at the following address:

GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, NY 10019
Attn: Exchange Offer

Only responses that are complete, signed and actually received by the Company by the deadline will be accepted. Responses submitted by any means other than those mentioned above are not permitted. If you have questions, please direct them to Rob Toro at (212) 445-6262 or ExchangeOffer@GlobalOptionsGroup.com.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Harvey W. Schiller, Ph.D.; (3) the election form; and (4) the withdrawal form. You may access these documents through the investor relations portion of the Company’s website at http://www.globaloptions.com or the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.